                                                                     EXHIBIT 2.1



                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                      among

                           EDGE PETROLEUM CORPORATION

                             EDGE DELAWARE SUB INC.

                                       and

                           MILLER EXPLORATION COMPANY



                            Dated as of May 28, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 THE MERGER..............................................................................................1
         Section 1.1       The Merger.............................................................................1
         Section 1.2       The Closing............................................................................2
         Section 1.3       Effective Time.........................................................................2

ARTICLE 2 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY.........................................2
         Section 2.1       Certificate of Incorporation of the Surviving Entity...................................2
         Section 2.2       Bylaws of the Surviving Entity.........................................................2

ARTICLE 3 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY..........................................................2
         Section 3.1       Board of Directors of Surviving Entity.................................................2
         Section 3.2       Officers of Surviving Entity...........................................................2

ARTICLE 4 CONVERSION OF MILLER COMMON STOCK.......................................................................3
         Section 4.1       Merger Ratio...........................................................................3
         Section 4.2       Conversion of Capital Stock of Miller and Merger Sub...................................4
         Section 4.3       Exchange of Certificates Representing Miller Common Stock..............................5
         Section 4.4       Adjustment of Merger Ratio.............................................................8
         Section 4.5       Dissenting Shares......................................................................8

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF MILLER................................................................8
         Section 5.1       Existence; Good Standing; Corporate Authority..........................................8
         Section 5.2       Authorization, Validity and Effect of Agreements.......................................9
         Section 5.3       Capitalization.........................................................................9
         Section 5.4       Subsidiaries...........................................................................9
         Section 5.5       Compliance with Laws; Permits.........................................................10
         Section 5.6       No Conflict...........................................................................10
         Section 5.7       SEC Documents.........................................................................11
         Section 5.8       Litigation............................................................................12
         Section 5.9       Absence of Certain Changes............................................................12
         Section 5.10      Taxes.................................................................................13
         Section 5.11      Employee Benefit Plans................................................................14
         Section 5.12      Labor Matters.........................................................................16
         Section 5.13      Environmental Matters.................................................................16
         Section 5.14      Intellectual Property.................................................................17
         Section 5.15      Decrees, Etc..........................................................................17
         Section 5.16      Insurance.............................................................................18
         Section 5.17      No Brokers............................................................................18
         Section 5.18      Opinion of Financial Advisor..........................................................18
         Section 5.19      Edge Stock Ownership..................................................................18
         Section 5.20      Vote Required.........................................................................19
         Section 5.21      Undisclosed Liabilities...............................................................19

         Section 5.22      Certain Contracts.....................................................................19
         Section 5.23      [Intentionally left blank]............................................................20
         Section 5.24      Improper Payments.....................................................................20
         Section 5.25      Takeover Statutes; Rights Plans.......................................................20
         Section 5.26      Title to Properties; Liens and Encumbrances...........................................20
         Section 5.27      Reserve Report........................................................................21
         Section 5.28      Gas Contracts.........................................................................22

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF EDGE AND MERGER SUB..................................................22
         Section 6.1       Existence; Good Standing; Corporate Authority.........................................22
         Section 6.2       Authorization, Validity and Effect of Agreements......................................23
         Section 6.3       Capitalization........................................................................23
         Section 6.4       Subsidiaries..........................................................................23
         Section 6.5       Compliance with Laws; Permits.........................................................24
         Section 6.6       No Conflict...........................................................................24
         Section 6.7       SEC Documents.........................................................................25
         Section 6.8       Litigation............................................................................26
         Section 6.9       Absence of Certain Changes............................................................26
         Section 6.10      Taxes.................................................................................27
         Section 6.11      Employee Benefit Plans................................................................28
         Section 6.12      Labor Matters.........................................................................30
         Section 6.13      Environmental Matters.................................................................30
         Section 6.14      Intellectual Property.................................................................31
         Section 6.15      Decrees, Etc..........................................................................31
         Section 6.16      Insurance.............................................................................31
         Section 6.17      No Brokers............................................................................32
         Section 6.18      [Intentionally left blank]............................................................32
         Section 6.19      Miller Stock Ownership................................................................32
         Section 6.20      Vote Required.........................................................................32
         Section 6.21      Undisclosed Liabilities...............................................................32
         Section 6.22      Certain Contracts.....................................................................32
         Section 6.23      [Intentionally left blank]............................................................33
         Section 6.24      Improper Payments.....................................................................33
         Section 6.25      Takeover Statutes; Rights Plans.......................................................33
         Section 6.26      Title to Properties; Liens and Encumbrances...........................................33
         Section 6.27      Reserve Report........................................................................34
         Section 6.28      Gas Contracts.........................................................................35

ARTICLE 7 COVENANTS..............................................................................................35
         Section 7.1       Conduct of Miller Business............................................................35
         Section 7.2       No Solicitation by Miller.............................................................42
         Section 7.3       Confidentiality Matters...............................................................44
         Section 7.4       Meetings of Stockholders..............................................................44
         Section 7.5       Filings; Commercially Reasonable Best Efforts, Etc....................................45
         Section 7.6       Inspection............................................................................47
         Section 7.7       Publicity.............................................................................47
         Section 7.8       Registration Statement on Form S-4....................................................47

         Section 7.9       Listing Application...................................................................48
         Section 7.10      Letters of Accountants................................................................48
         Section 7.11      Agreements of Rule 145 Affiliates.....................................................49
         Section 7.12      Expenses..............................................................................49
         Section 7.13      Indemnification and Insurance.........................................................49
         Section 7.14      Antitakeover Statutes.................................................................50
         Section 7.15      Control of Appraisal Process..........................................................50
         Section 7.16      Employee Matters......................................................................50
         Section 7.17      Section 16(b) Board Approval..........................................................51
         Section 7.18      Registration Rights...................................................................51

ARTICLE 8 CONDITIONS.............................................................................................51
         Section 8.1       Conditions to Each Party's Obligation to Effect the Merger............................51
         Section 8.2       Conditions to Obligation of Miller to Effect the Merger...............................52
         Section 8.3       Conditions to Obligation of Edge and Merger Sub to Effect the Merger..................53

ARTICLE 9 TERMINATION............................................................................................54
         Section 9.1       Termination by Mutual Consent.........................................................54
         Section 9.2       Termination by Edge or Miller.........................................................54
         Section 9.3       Termination by Miller.................................................................55
         Section 9.4       Termination by Edge...................................................................55
         Section 9.5       Effect of Termination.................................................................56
         Section 9.6       Extension; Waiver.....................................................................57

ARTICLE 10 GENERAL PROVISIONS....................................................................................57
         Section 10.1      Nonsurvival of Representations, Warranties and Agreements.............................57
         Section 10.2      Notices...............................................................................57
         Section 10.3      Assignment; Binding Effect; Benefit...................................................58
         Section 10.4      Entire Agreement......................................................................59
         Section 10.5      Amendments............................................................................59
         Section 10.6      Governing Law.........................................................................59
         Section 10.7      Counterparts..........................................................................59
         Section 10.8      Headings..............................................................................59
         Section 10.9      Interpretation........................................................................59
         Section 10.10     Waivers...............................................................................60
         Section 10.11     Incorporation of Disclosure Letters and Exhibits......................................60
         Section 10.12     Severability..........................................................................61
         Section 10.13     Enforcement of Agreement..............................................................61
         Section 10.14     Consent to Jurisdiction and Venue.....................................................61
         Section 10.15     Waiver of Jury Trial..................................................................61
         Section 10.16     No Affiliate Liability................................................................61

                            GLOSSARY OF DEFINED TERMS

Defined Terms                                                                                         Where Defined
-------------                                                                                         -------------
Acknowledgement Agreements...........................................................................Section 8.3(e)
Action..............................................................................................Section 7.13(a)
Affiliate.............................................................................................Section 10.16
Agreement..................................................................................................Preamble
Antitrust Laws.......................................................................................Section 7.5(c)
Applicable Laws......................................................................................Section 5.5(a)
Assumed Plan.........................................................................................Section 4.2(d)
Average Closing Price...................................................................................Section 4.1
Certificate of Merger...................................................................................Section 1.3
Certificates.........................................................................................Section 4.3(b)
Closing.................................................................................................Section 1.2
Closing Date............................................................................................Section 1.2
Closing Price...........................................................................................Section 4.1
Code.......................................................................................................Recitals
Confidentiality Agreement...............................................................................Section 7.6
Confidentiality Obligations.............................................................................Section 7.3
Confidentiality Regulations.............................................................................Section 7.3
Contingent Obligation................................................................................Section 7.1(m)
Cutoff Date..........................................................................................Section 7.2(d)
Debt.................................................................................................Section 7.1(m)
DGCL....................................................................................................Section 1.1
Director Options........................................................................................Section 4.1
Dissenting Shares.......................................................................................Section 4.5
E&P Business.........................................................................................Section 7.1(m)
Edge.......................................................................................................Preamble
Edge Acquisition Proposal............................................................................Section 9.3(c)
Edge Benefit Plans..................................................................................Section 6.11(a)
Edge Common Stock..........................................................................................Recitals
Edge Common Stock Value.................................................................................Section 4.1
Edge Disclosure Letter....................................................................................ARTICLE 6
Edge Material Adverse Effect........................................................................Section 10.9(c)
Edge Material Contracts.............................................................................Section 6.22(a)
Edge Permits.........................................................................................Section 6.5(b)
Edge Petroleum Engineers...............................................................................Section 6.27
Edge Preferred Stock....................................................................................Section 6.3
Edge Real Property...................................................................................Section 6.5(c)
Edge Reports............................................................................................Section 6.7
Edge Reserve Report....................................................................................Section 6.27
Edge Stockholder Agreements................................................................................Recitals
Effective Time..........................................................................................Section 1.3
Environmental Laws..................................................................................Section 5.13(a)
ERISA...............................................................................................Section 5.11(a)
ERISA Affiliate.....................................................................................Section 5.11(b)
Exchange Act............................................................................................Section 5.4
Exchange Agent.......................................................................................Section 4.3(a)
Exchange Fund........................................................................................Section 4.3(a)

Defined Terms                                                                                         Where Defined
-------------                                                                                         -------------
Form S-4.............................................................................................Section 7.8(a)
Hazardous Materials.................................................................................Section 5.13(b)
Indemnified Parties.................................................................................Section 7.13(a)
Indemnified Party...................................................................................Section 7.13(a)
Letter of Transmittal................................................................................Section 4.3(b)
Liens...................................................................................................Section 5.4
Material Adverse Effect.............................................................................Section 10.9(c)
Merger.....................................................................................................Recitals
Merger Ratio............................................................................................Section 4.1
Merger Sub.................................................................................................Preamble
Miller.....................................................................................................Preamble
Miller Acquisition Proposal..........................................................................Section 7.2(a)
Miller Benefit Plans................................................................................Section 5.11(a)
Miller Common Stock........................................................................................Recitals
Miller Disclosure Letter..................................................................................ARTICLE 5
Miller Material Adverse Effect......................................................................Section 10.9(c)
Miller Material Contracts...........................................................................Section 5.22(a)
Miller Option.....................................................................................Section 4.2(d)(i)
Miller Options....................................................................................Section 4.2(d)(i)
Miller Permits.......................................................................................Section 5.5(b)
Miller Petroleum Engineers.............................................................................Section 5.27
Miller Preferred Stock..................................................................................Section 5.3
Miller Real Property.................................................................................Section 5.5(c)
Miller Reports..........................................................................................Section 5.7
Miller Reserve Report..................................................................................Section 5.27
Miller Stock Plans................................................................................Section 4.2(d)(i)
Miller Stockholder Agreements..............................................................................Recitals
Miller Superior Proposal.............................................................................Section 7.2(a)
Nasdaq..................................................................................................Section 6.6
Party Affiliate.......................................................................................Section 10.16
Person................................................................................................Section 10.16
Proxy Statement/Prospectus...........................................................................Section 7.8(a)
Regulatory Filings...................................................................................Section 5.6(b)
Retention Bonus.....................................................................................Section 7.16(b)
Retention Plan......................................................................................Section 7.16(b)
Returns.............................................................................................Section 5.10(a)
Rule 145 Affiliates....................................................................................Section 7.11
SEC..............................................................................................Section 4.2(d)(ii)
Securities Act.......................................................................................Section 4.3(d)
Significant Subsidiary..................................................................................Section 5.4
Subsidiary..........................................................................................Section 10.9(d)
Surviving Entity........................................................................................Section 1.1
Takeover Statute.......................................................................................Section 5.25
taxes...............................................................................................Section 5.10(d)
Third-Party Provisions.................................................................................Section 10.3
Transaction.............................................................................................Section 7.3
Veritas Warrant.........................................................................................Section 4.1
Warrants.............................................................................................Section 4.2(e)

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May , 2003, is by and among Edge Petroleum Corporation, a Delaware corporation ("Edge"), Edge Delaware Sub Inc., a Delaware corporation ("Merger Sub"), and Miller Exploration Company, a Delaware corporation ("Miller").

                                    RECITALS

                  A. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into Miller, with Miller being the surviving entity (the "Merger"), pursuant to which each share of common stock, par value $.01 per share, of Miller ("Miller Common Stock") will be converted into the right to receive the number of shares of common stock, par value $.01 per share, of Edge ("Edge Common Stock") that is equal to the Merger Ratio.

                  B. Intended U.S. Tax Consequences. The parties to this Agreement intend that, for federal income tax purposes, the Merger qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  C. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of Miller by Edge for U.S. generally accepted accounting principles.

                  D. Stockholder Agreements. Concurrently with the execution and delivery of this Agreement, (i) certain affiliates of Miller are entering into Stockholder Agreements with Edge (collectively, the "Miller Stockholder Agreements") and (ii) certain affiliates of Edge are entering into Stockholder Agreements with Miller (collectively, the "Edge Stockholder Agreements"), in each case providing for, among other things, the voting of shares of Miller Common Stock or Edge Common Stock, as applicable, owned by such affiliates.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Miller in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Miller shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified herein and in the General Corporation Law of the State of Delaware (the "DGCL").

                  Section 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Section 8.1, or, if on such day any condition set forth in Section 8.2 or Section 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in Article 8 have been fulfilled or waived in accordance herewith (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (b) at such other time, date or place as Edge and Miller may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  Section 1.3 Effective Time. On the Closing Date, Edge, Miller and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that Edge and Miller shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

         CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY

                  Section 2.1 Certificate of Incorporation of the Surviving Entity. As of the Effective Time, the certificate of incorporation of Miller in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

                  Section 2.2 Bylaws of the Surviving Entity. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                            DIRECTORS AND OFFICERS OF
                              THE SURVIVING ENTITY

                  Section 3.1 Board of Directors of Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

                  Section 3.2 Officers of Surviving Entity. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

                                    ARTICLE 4

                        CONVERSION OF MILLER COMMON STOCK

                  Section 4.1 Merger Ratio. For purposes of this Agreement, the "Merger Ratio" shall be equal to (1)(a) $12,700,000 divided by (b) the Edge Common Stock Value (defined below) divided by (2) the sum of (a) the number of shares of Miller Common Stock outstanding at the Determination Time (other than shares of Miller Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(c) and shares of Miller Common Stock issued upon the exercise of the Veritas Warrant and the Director Options) and (b) Six Thousand Three Hundred Seventy-Three (6,373).

                  "Edge Common Stock Value" shall be the Average Closing Price if the Average Closing Price is less than or equal to $5.00 and greater than or equal to $4.70. If the Average Closing Price is greater than $5.00, the Edge Common Stock Value shall be $5.00. If the Average Closing Price is less than $4.70 per share, the Edge Common Stock Value shall be $4.70. Notwithstanding the foregoing, in the event that Edge following the date hereof, but prior to the Determination Time, issues shares of its capital stock for consideration per share for all such issuances which is less than $4.70 per share of Edge Common Stock calculated on a weighted average basis (excluding issuances (x) pursuant to employee benefit plans and (y) pursuant to outstanding options, warrants or convertible securities in accordance with their terms, in each case of (x) and
(y) as in existence on the date hereof or as specifically contemplated by this Agreement) pursuant to one or more private placements to third parties, then the Edge Common Stock Value shall be equal to the greater of (A) $4.70 and (B) the lower of (i) such weighted average issuance price per share and (ii) the amount as determined by the foregoing provisions of this definition.

                  "Determination Time" shall be the close of business on the fifth trading day prior to the scheduled date (without regard to any adjournment) of the meeting of the Miller Stockholders required by Section 7.4.

                  "Average Closing Price" shall mean the average of the Closing Prices for the twenty consecutive trading days ending on the day the Determination Time occurs.

                  "Closing Price" shall mean for each trading day the per share closing price of Edge Common Stock as reported on the Nasdaq National Market (or, in case no such reported sale takes place on such trading day, the average of the reported closing bid and asked prices of a share of Edge Common Stock on such trading day on the Nasdaq National Market (as reported in the Central edition of The Wall Street Journal or, if not reported thereby, another authoritative source)).

                  "Director Options" shall mean the options granted by Miller to Paul Halpern, Robert Boeve, Richard Burgess and C. E. Miller on May 23, 2002 to purchase an aggregate of 1,200 shares of Miller Common Stock.

                  "Veritas Warrant" shall mean the warrant, as amended, issued by Miller to Veritas DGC Land, Inc. on April 15, 1999 and which is currently exercisable for 60,050 shares of Miller Common Stock.

                  Section 4.2 Conversion of Capital Stock of Miller and Merger Sub.

                  (a) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of Miller Common Stock.

                  (b) At the Effective Time, each share of Miller Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Miller Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(c), and Dissenting Shares (defined below)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a share of Edge Common Stock equal to the Merger Ratio and each such share of Miller Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Miller Common Stock shall thereafter cease to have any rights with respect to such shares of Miller Common Stock, except the right to receive, without interest, certificates for shares of Edge Common Stock in accordance with Section 4.3(b) and cash for fractional shares in accordance with Section 4.3(b) and Section 4.3(e) upon the surrender of the relevant Certificate (as hereinafter defined).

                  (c) Each share of Miller Common Stock issued and held in Miller's treasury and each share of Miller Common Stock owned by any wholly owned Subsidiary of Miller or by Edge or Merger Sub, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Edge or other consideration shall be delivered in exchange therefor.

                  (d) (i) At the Effective Time, all options to acquire shares of Miller Common Stock outstanding at the Effective Time under Miller's stock plans (collectively, the "Miller Stock Plans") identified in Section 4.2(d) of the Miller Disclosure Letter (individually, a "Miller Option" and collectively, the "Miller Options") shall remain outstanding following the Effective Time, subject to the modifications described in this Section 4.2(d)(d). Prior to the Effective Time, Miller and Edge shall take all actions (if any) as may be required to permit the assumption of such Miller Options by Edge pursuant to this Section 4.2(d)(d). At the Effective Time, the Miller Options shall be assumed and adjusted by Edge in such manner that Edge (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code, or (ii) to the extent that the Miller Option is not or ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, would be such a corporation were Section 424 of the Code applicable to such option. Subject to the remainder of this
Section 4.2(d), each Miller Option assumed and adjusted by Edge shall be subject to the same terms and conditions as under the applicable Miller Stock Plan and the applicable option agreement entered into pursuant thereto, except that, immediately following the Effective Time (A) each Miller Option shall be exercisable for that whole number of shares of Edge Common Stock equal to the product (rounded to the nearest whole share) of the number of shares of Miller Common Stock subject to such Miller Option immediately prior to the Effective Time multiplied by the Merger Ratio, and (B) the exercise price per Edge Share shall be an amount equal to the exercise price per share of Miller Common Stock subject to such Miller Option in effect immediately prior to the Effective Time divided by the Merger Ratio (the price per share, as so determined, being rounded down to the nearest whole cent). Without limiting the foregoing, effective at the Effective Time, Edge shall assume the Miller Stock Option and Restricted Stock Plan of 1997, as amended, (the "Assumed Plan") for purposes of employing such plan to make grants of stock options and other awards based on shares of Edge Common Stock following the Effective Time.

                           (ii) At or prior to the Effective Time, Edge shall take all corporate action necessary to reserve for issuance a number of shares of Edge Common Stock equal to the number of shares of Edge Common Stock available for issuance pursuant to the Assumed Plan (which number shall be the product (rounded to the nearest whole share) of the number of shares of Miller Common Stock available for issuance immediately prior to the Effective Time multiplied by the Merger Ratio). From and after the date of this Agreement, Miller and its Subsidiaries shall take no action to provide for the acceleration of the exercisability of any Miller Options in connection with the Merger (except to the extent such acceleration is required under the terms of such Miller Options or this Agreement). On the Closing Date, Edge shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such shares of Edge Common Stock and shall cause such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such Miller Options.

                           (iii) Except as otherwise specifically provided by this Section 4.2(d), the terms of the Miller Options and the relevant Miller Stock Plans, as in effect on the Effective Time, shall remain in full force and effect with respect to the Miller Options after giving effect to the Merger and the assumptions by Edge as set forth above. As soon as practicable following the Effective Time, Edge shall deliver to the holders of Miller Options appropriate notices setting forth such holders' rights pursuant to the respective Miller Stock Plans and the agreements evidencing the grants of such Miller Options, and that such Miller Options and such agreements shall be assumed by Edge and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.2(d)).

                  (e) At the Effective Time, all warrants (the "Warrants") to purchase shares of Miller Common Stock listed in Section 5.3 of the Miller Disclosure Letter shall be assumed by Edge in accordance with the terms of the Warrant Agreements and the Warrants shall be adjusted as provided therein.

                  Section 4.3 Exchange of Certificates Representing Miller Common Stock.

                  (a) As of the Effective Time, Edge shall appoint its transfer agent for Edge Common Stock or such other bank or trust company reasonably satisfactory to Miller as exchange agent (the "Exchange Agent"), and Edge shall, when and as needed, deposit, or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of Miller Common Stock for exchange in accordance with this
Article 4, certificates representing the shares of Edge Common Stock to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Miller Common Stock. When and as needed, the Surviving Entity shall provide the Exchange Agent immediately following the Effective Time cash sufficient to pay cash in lieu of fractional shares in accordance with Section 4.3(b) and Section 4.3(e) (such cash and certificates for shares of Edge Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Promptly after the Effective Time, Edge shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Miller Common Stock (other than to holders of shares of Miller Common Stock that, pursuant to Section 4.2(c), are canceled without payment of any consideration therefor and other than Dissenting Shares): (A) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Edge and Miller may reasonably agree and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Edge Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Edge Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Miller Common Stock that is not registered in the transfer records of Miller, a certificate representing the proper number of shares of Edge Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Miller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. In the event that a holder has not previously exchanged their Certificates for Miller Common Stock in connection with the 1 for 10 reverse stock split of Miller, the effect of such reverse stock split shall be taken into account (and appropriate notice thereof shall be given to the Exchange Agent by Miller) prior to the issuance of any certificate for Edge Common Stock in exchange for such Certificates for Miller Common Stock.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Edge Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Edge Common Stock represented by such Certificate as a result of the conversion provided in Section 4.2(b) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate (other than Certificates representing Dissenting Shares), there shall be paid to the holder of the Certificates so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to the number of whole shares of Edge Common Stock issued pursuant to Section 4.2, less the amount of any withholding taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Edge Common Stock, less the amount of any withholding taxes.

                  (d) At or after the Effective Time, the Surviving Entity shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by Miller on shares of Miller Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Entity of the shares of Miller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, the presented Certificates shall be canceled and exchanged for certificates representing shares of Edge Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Miller for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Miller has received a written agreement from such person as provided in Section 7.11.

                  (e) No fractional shares of Edge Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of Edge Common Stock pursuant to Section 4.2(b), cash adjustments provided by Merger Sub will be paid to holders in respect of any fractional shares of Edge Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Edge Common Stock Value.

                  (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for shares of Edge Common Stock) that remains undistributed to the former stockholders of Miller one year after the Effective Time shall be delivered to Edge. Any former stockholders of Miller who have not theretofore complied with this Article 4 shall thereafter look only to Edge for delivery of certificates representing their shares of Edge Common Stock and cash in lieu of fractional shares and for any unpaid dividends and distributions on the shares of Edge Common Stock deliverable to such former stockholder pursuant to this Agreement.

                  (g) None of Edge, Miller, the Surviving Entity, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the shares of Edge Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Edge Common Stock (as provided in Section 4.3(c)), deliverable in respect thereof pursuant to this Agreement.

                  Section 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Edge changes the number of shares of Edge Common Stock, or Miller changes the number of shares of Miller Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately adjusted.

                  Section 4.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Miller Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive shares of Edge Common Stock as provided in
Section 4.2(b), but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Entity as shall be determined pursuant to the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive shares of Edge Common Stock, without any interest thereon, as provided in Section 4.2(b), and upon surrender in the manner provided in
Section 4.3(b) of the Certificate(s) representing such shares, such shares shall no longer be Dissenting Shares.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MILLER

                  Except as set forth in the disclosure letter delivered to Edge by Miller at or prior to the execution hereof (the "Miller Disclosure Letter") and which either makes reference to the particular subsection of this Agreement to which exception is being taken or for which the disclosure in the Miller Disclosure Letter is sufficiently obvious on its face to give Edge reasonable notice that it applies as an exception to another representation and warranty in this Article 5, Miller represents and warrants to Edge and Merger Sub that:

                  Section 5.1 Existence; Good Standing; Corporate Authority. Miller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Miller is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified has not had, and could not reasonably be expected to have, individually or in the aggregate, a Miller

Material Adverse Effect (as defined in Section 10.9). Miller has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Miller's certificate of incorporation and bylaws previously made available to Edge are true and correct and contain all amendments as of the date hereof.

                  Section 5.2 Authorization, Validity and Effect of Agreements. Miller has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to consummate the transactions this Agreement and those other agreements and documents contemplate. The consummation by Miller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of Miller, other than the approvals referred to in
Section 5.20. Miller has duly executed and delivered this Agreement. This Agreement constitutes the valid and legally binding obligation of Miller, enforceable against Miller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Miller has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL, and any other applicable takeover law restricting or purporting to restrict business combinations, and in Articles X and XII of its certificate of incorporation inapplicable to this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby.

                  Section 5.3 Capitalization. The authorized capital stock of Miller consists of 40,000,000 shares of Miller Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Miller Preferred Stock"). As of the date of this Agreement, there were (i) 2,061,253 outstanding shares of Miller Common Stock, (ii) 132,750 shares of Miller Common Stock reserved for issuance upon the exercise of outstanding Miller Options, (iii) 960,050 shares of Miller Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase Miller Common Stock, and (iv) no outstanding shares of Miller Preferred Stock. All such issued and outstanding shares of Miller Common Stock and Miller Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which may obligate Miller or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Miller or any of its Subsidiaries. Miller has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Miller on any matter. Section 5.3 of the Miller Disclosure Letter sets forth a list of all outstanding options and warrants of Miller as of the date hereof together with all applicable exercise or strike prices, vesting and termination dates of such options and warrants.

                  Section 5.4 Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of Miller's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing has not had, and could not reasonably be expected to have, a Miller Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Miller's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Miller free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

                  Section 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, has not had and could not reasonably be expected to have a Miller Material Adverse Effect and except for matters arising under Environmental Laws (as defined herein), which are treated exclusively in Section 5.13:

                  (a) Neither Miller nor any Subsidiary of Miller is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), and no claim is pending or, to the knowledge of Miller, threatened with respect to any such matters. No condition exists which constitutes, or could reasonably be expected to constitute, a violation of or deficiency under any Applicable Law by Miller or any Subsidiary of Miller.

                  (b) Miller and each Subsidiary of Miller hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the lawful conduct of their respective businesses (the "Miller Permits"). All Miller Permits are in full force and effect and there exists no default thereunder or breach thereof, and Miller has no notice or actual knowledge that such Miller Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Miller threatened to give, any action to terminate, cancel or reform any Miller Permit.

                  (c) Miller and each Subsidiary of Miller possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Miller Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Miller, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to Miller Real Property.

                  Section 5.6 No Conflict.

                  (a) Neither the execution and delivery by Miller of this Agreement nor the consummation by Miller of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 5.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Miller; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or amendment, or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Miller or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Miller or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Miller or any of its Subsidiaries is a party, or by which Miller or any of its Subsidiaries or any of their properties may be bound or affected; or (iii) subject to the filings and other matters referred to in
Section 5.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Miller or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect.

                  (b) Neither the execution and delivery by Miller of this Agreement nor the consummation by Miller of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.3 and (ii) filings required under the Exchange Act, the Securities Act, or applicable state securities and "Blue Sky" laws, ((i) through (ii) collectively, the "Regulatory Filings"), except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Miller Material Adverse Effect.

                  Section 5.7 SEC Documents. Miller has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Edge each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Miller Reports"). As of its respective date, each Miller Report (i) complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superceded by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Miller Reports (including the related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of Miller and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Miller Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Miller and its

Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments which will not be material in effect); and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Miller and its Subsidiaries included in the Miller Reports, including all notes thereto, as of the date of such balance sheet, neither Miller nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Miller or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect.

                  Section 5.8 Litigation. Except as described in the Miller Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Miller or any of its Subsidiaries or, to Miller's knowledge, threatened against Miller or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, tribal court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body, or any new development in any such existing proceeding, that are reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect. The liabilities that are reasonably likely to be incurred by Miller in such actions, suits or proceedings do not exceed the reserves included in the balance sheet of Miller and its subsidiaries included in the Miller Reports by an amount which would have a Miller Material Adverse Effect.

                  Section 5.9 Absence of Certain Changes. From December 31, 2002 to the date of this Agreement, Miller has conducted its business only in the ordinary course and there has not been (i) any event or occurrence that has had or is reasonably likely to have a Miller Material Adverse Effect; (ii) any material change by Miller or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections; (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Miller or any redemption, purchase or other acquisition of any of its securities; (iv) any split, combination or reclassification of any capital stock of Miller or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of that capital stock; (v) any granting, or any commitment or promise to grant, by Miller or any of its Subsidiaries to any officer of Miller or any of its Subsidiaries of (A) any increase in compensation, except in the ordinary course of business, including in connection with promotions, consistent with prior practice or as required by employment agreements in effect as of the date of the consolidated balance sheet of Miller and its Subsidiaries included in the Miller Reports required or (B) any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, but not including the five most highly compensated executive officers of Miller, or as employment, severance or termination agreements in effect as of date of the consolidated balance sheet of Miller and its Subsidiaries included in the Miller Reports required; (vi) any entry by Miller or any of its Subsidiaries into any employment, severance or termination agreement with any officer of Miller or any of its Subsidiaries; (vii) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing Miller Benefit Plan (as defined in Section 5.11), except in accordance with the pre-existing terms of that Miller Benefit Plan, any establishment of, or any commitment or promise to establish, any new Miller Benefit Plan, any amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards or, except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any stock options, stock appreciation rights, performance awards, or restricted stock awards; (vii) any damage to or any destruction or loss of physical properties Miller or any of its Subsidiaries owns or uses, whether or not covered by insurance, that in the aggregate have had or reasonably could be expected to have a Miller Material Adverse Effect; or (viii) any reevaluations by Miller or any of its Subsidiaries of any of their assets (other than any ceiling test writedown related to adjusting the fair value of assets as a result of the consideration to be paid pursuant to this Agreement) which, in accordance with generally accepted accounting principles, Miller will reflect in its consolidated financial statements, including any impairment of assets, and which in the aggregate are material to them. Schedule 5.9 of the Miller Disclosure Letter sets forth all severance and termination payments which will be payable upon the consummation of the Merger and the termination of any employees of Miller.

                  Section 5.10 Taxes.

                  (a) All tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to Miller and any of its Subsidiaries (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included Miller or any of its Subsidiaries) on or prior to the date hereof have been properly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file has not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect. Representations made in this Section 5.10 are made to the knowledge of Miller to the extent that the representations relate to a corporation which was, but is not currently, a part of Miller's or any Subsidiary's affiliated, consolidated, combined, unitary or similar group.

                  (b) Except as could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Miller or any of its Subsidiaries; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Miller or any of its Subsidiaries may be liable which have not been fully paid or finally settled; and (iii) neither Miller nor any of its Subsidiaries has any liability for taxes of any person, except for liabilities for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Miller or any of its Subsidiaries is the common parent within the meaning of Section 1504(a)(1) of the Code, or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Miller nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any taxes with respect to any Returns of Miller or any of its Subsidiaries. Neither Miller nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code. Neither Miller nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Miller nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Miller nor any of its Subsidiaries has made an election under Section 341(f) of the Code. To the knowledge of Miller, Miller has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

                  (c) Neither Miller nor any of its Subsidiaries knows of any fact or has taken or failed to take any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

                  (d) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

                  Section 5.11 Employee Benefit Plans.

                  (a) Section 5.11 of the Miller Disclosure Letter contains a list of all Miller Benefit Plans. The term "Miller Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Miller or any of its Subsidiaries, to which Miller or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Miller is a participant. Miller will provide Edge, within 30 days after the date hereof, with true and complete copies of the Miller Benefit Plans and, for each such plan, if applicable, the most recent trust agreement, all contracts relating to such plan with respect to which Miller or any of its Subsidiaries may have liability (including, without limitation, insurance contracts, service provider contracts, subscription and participation agreements, and investment manager contracts), the most recent Form 5500, the most recent summary plan description and all summaries of material modifications subsequently prepared, the most recent funding statement, the most recent annual report and actuarial report (if applicable), the most recent IRS determination letter (if such plan is intended to qualify under

Section 401(a) of the Code) and any subsequent determination letter application, the most recent annual audited financial statements and opinion, the most recent annual and periodic accounting of plan assets, all material communications with any governmental entity or agency regarding such plan, and all material employee communications regarding such plan.

                  (b) Except for such matters as, individually or in the aggregate, have not had and could not reasonably be expected to have a Miller Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Miller Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Miller Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived, and the consummation of the transactions contemplated by this Agreement will not result in such a "reportable event"; to the extent applicable, the Miller Benefit Plans comply with the requirements of ERISA, the Code and the regulations of any applicable jurisdiction (including, without limitation, for each Miller Benefit Plan that is a "group health plan", as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code, the provisions of the Health Insurance Portability and Accountability Act of 1996 contained in the Code and ERISA, and the regulations thereunder, and the continuation coverage requirements required pursuant to
Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder, and any applicable similar state law); any Miller Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to such plan's qualification under Section 401(a) of the Code and nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of such qualification; the Miller Benefit Plans have been maintained and operated in accordance with their terms, and, to Miller's knowledge, no person has engaged in any "prohibited transaction," within the meaning of Section 406 of ERISA or
Section 4975 of the Code, which is not exempt under Section 408 of ERISA or
Section 4975 of the Code, respectively, in relation Miller Benefit Plans, and there are no breaches of fiduciary duty in connection with the Miller Benefit Plans; there are no pending or, to Miller's knowledge, threatened claims against or otherwise involving any Miller Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Miller Benefit Plan activities) has been brought against or with respect to any such Miller Benefit Plan; no Miller Benefit Plan is subject to an ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor or any other governmental entity or agency, and no Miller Benefit Plan is subject to any pending application for administrative relief under any voluntary compliance program of the IRS, the Department of Labor or any other governmental entity or agency; all material contributions required to be made as of the date hereof to the Miller Benefit Plans have been made or provided for; neither Miller or any of its Subsidiaries has any commitment or obligation to establish any new or additional Miller Benefit Plan or to increase the benefits under any Miller Benefit Plan; with respect to the Miller Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Miller, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Miller or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) neither Miller nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

                  (c) Neither Miller nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Miller or any Subsidiary thereof.

                  (d) No Miller Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Miller or any Subsidiary of Miller for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "pension plan."

                  (e) Miller has not granted any Tax Benefit Rights (as defined in the Assumed Plan) pursuant to Section 7 of the Assumed Plan or any similar rights.

                  Section 5.12 Labor Matters.

                  (a) Neither Miller nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization. As of the date of this Agreement, to Miller's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

                  (b) Except for such matters as have not had and could not reasonably be expected to have a Miller Material Adverse Effect, (i) neither Miller nor any Subsidiary of Miller has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Miller or any Subsidiary of Miller or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Miller or any Subsidiary of Miller pending or, to the knowledge of Miller, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

                  Section 5.13 Environmental Matters.

                  (a) Miller and each Subsidiary of Miller has been and is in compliance with all applicable orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to protection of the environment ("Environmental Laws") except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller

Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with continued compliance by Miller or any Subsidiary of Miller with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect.

                  (b) Except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Miller, threatened against Miller or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Miller or its Subsidiaries, former) businesses, assets or properties of Miller or any Subsidiary of Miller, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

                  (c) Neither Miller nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as have not had and could not reasonably be expected to have a Miller Material Adverse Effect.

                  Section 5.14 Intellectual Property. Miller and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, know-how, trade secrets, trademarks, trademark rights and other proprietary information and other proprietary intellectual property rights used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights has not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect, and, there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect. The conduct of Miller's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Miller or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect.

                  Section 5.15 Decrees, Etc. Except for such matters as have not had and could not reasonably be expected to have a Miller Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Miller or any Subsidiary of Miller that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $100,000, and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Miller or any Subsidiary of Miller.

                  Section 5.16 Insurance.

                  (a) Schedule 5.16 of the Miller Disclosure Letter sets forth a complete list of all insurance policies maintained by Miller and its Subsidiaries, including the name of the issuer, the amount and nature of the coverage, the amount of the premium and terms of the coverage. All such policies are in full force and effect as of the date of this Agreement and the premiums therefore are currently paid.

                  (b) Except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect, no event relating specifically to Miller or its Subsidiaries has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Miller's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Miller or any Subsidiary of Miller during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Miller or any Subsidiary of Miller to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Miller or any Subsidiary of Miller under any such excess liability or protection and indemnity insurance policies.

                  Section 5.17 No Brokers. Miller has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Miller or Edge to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Miller has retained C. K. Cooper & Company as its financial advisors, the arrangements with which have been disclosed in writing to Edge prior to the date hereof.

                  Section 5.18 Opinion of Financial Advisor. The Board of Directors of Miller has received the oral opinion of C. K. Cooper & Company to the effect that, as of the date of this Agreement, the Merger Ratio is fair, from a financial point of view, to the holders of Miller Common Stock. A copy of the written opinion of C. K. Cooper & Company will be delivered to Edge as soon as practicable after the date of this Agreement.

                  Section 5.19 Edge Stock Ownership. Neither Miller nor any of its Subsidiaries owns any shares of capital stock of Edge or any other securities convertible into or otherwise exercisable to acquire shares of capital stock of Edge.

                  Section 5.20 Vote Required. The only votes of the holders of any class or series of Miller capital stock necessary to approve any transaction contemplated by this Agreement are the affirmative vote in favor of the approval of the Merger and this Agreement of the holders of at least a majority of the outstanding shares of Miller Common Stock.

                  Section 5.21 Undisclosed Liabilities. Neither Miller nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in the Miller Reports filed prior to the date of this Agreement, (ii) are referred to in the Miller Disclosure Letter, or (iii) have not had and could not reasonably be expected to have, individually or in the aggregate, a Miller Material Adverse Effect.

                  Section 5.22 Certain Contracts

                  (a) Section 5.22 of the Miller Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Miller Reports filed prior to the date of this Agreement) to which Miller or any Subsidiary of Miller is a party or by which any of them or their assets is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is (x) not material to Miller and its Subsidiaries, taken as a whole, (y) would not have the effect of restricting the activities of Edge after the Effective Time and (z) will not be material to Edge and its Subsidiaries, taken as a whole, following the Effective Time, (ii) any contract or agreement for Debt with a borrowing capacity or outstanding Debt of $50,000 or more, (iii) any transaction or series of similar transactions, since December 31, 2002 or any currently proposed transaction, or series of transactions, to which Miller or any of its Subsidiaries was or is to be a party, in which the amount involved exceeds $50,000 and in which any person who is currently or was since December 31, 2002 an employee of Miller or any of its Subsidiaries at the level of vice president or above had, or will have, a direct or indirect material interest or (iv) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (iv) being referred to herein as "Miller Material Contracts").

                  (b) As of the date of this Agreement, each Miller Material Contract is in full force and effect, and Miller and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Miller Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Miller Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Miller Material Adverse Effect, neither Miller nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Miller, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Miller Material Contract or
         (y) has received written notice of the desire of the other party or parties to any such Miller

         Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Miller Material Contract is enforceable by Miller or a Subsidiary of Miller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Miller Material Adverse Effect.

                  Section 5.23 [Intentionally left blank].

                  Section 5.24 Improper Payments. No bribes, kickbacks or other improper payments have been made by Miller or any Subsidiary of Miller or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Miller, any Subsidiary of Miller nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Miller Material Adverse Effect.

                  Section 5.25 Takeover Statutes; Rights Plans. The execution, delivery and performance of this Agreement and the Stockholder Agreements and the consummation of the transactions contemplated hereby and thereby will not cause to be applicable to Miller Section 203 of the DGCL or any similar provision (a "Takeover Statute") (after giving effect to any actions that will be taken prior to the Effective Time). Miller does not have any preferred share purchase rights plan or similar rights plan in effect.

                  Section 5.26 Title to Properties; Liens and Encumbrances. Except as would not have, individually or in the aggregate, a Miller Material Adverse Effect, Miller and its Subsidiaries have defensible title to all of the properties and assets, both real and personal, tangible and intangible, that they purport to own, including the properties and assets reflected in the Miller Reports and including the lands and leases and associated net revenue and working interests reflected in the Miller Reserve Reports (as defined herein), other than dispositions or expirations in the ordinary course of business since the date thereof, and they are not subject to any Lien, except routine statutory liens securing liabilities not yet due and payable and minor liens, encumbrances, restrictions, exceptions, reservations, limitations and other imperfections (but in no event liens securing indebtedness for borrowed money) that do not materially detract from the value of the specific asset affected or the present use of such asset and except (A) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (B) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (C) such easements, restrictions, reservations or other encumbrances, as well as imperfections or irregularities of title, if any, as do not individually or in the aggregate interfere materially with the operation, or materially interfere with the value or use, of such property or asset, (D) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority, (E) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production that do not operate to (x) reduce the net revenue interest of Miller or its Subsidiaries below that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report, (y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of Miller or its Subsidiaries above that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report, without a proportionate increase in the net revenue interest of Miller or its Subsidiaries or (z) increase the working interest of Miller or its Subsidiaries above that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report, without a proportionate increase in the net revenue interest of Miller or its Subsidiaries (F) the terms and conditions of joint operating agreements, (G) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (H) any preferential purchase rights, (I) required third party consents to assignment, (J) conventional rights of reassignment prior to abandonment and (K) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; insofar and only insofar as such terms and provisions do not operate to (x) reduce the net revenue interest of Miller or its Subsidiaries below that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report, (y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of Miller or its Subsidiaries above that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report without a proportionate increase in the net revenue interest of Miller or its Subsidiaries or (z) increase the working interest of Miller or its Subsidiaries above that purported to be owned by Miller or its Subsidiaries or as set forth in the Miller Reserve Report without a proportionate increase in the net revenue interest of Miller or its Subsidiaries. Section 5.26 of the Miller Disclosure Letter lists the current projects and properties in which either Miller or its Subsidiaries have an interest and the specific interests which Miller or its Subsidiaries own in each project or property. Section 5.26 of the Miller Disclosure Letter lists the current projects and properties in which both (i) Miller or its Subsidiaries and
(ii) Eagle Investments, Inc. have an interest and the specific interest that Eagle Investments, Inc. owns in each project or property.

                  Section 5.27 Reserve Report. The historical information supplied by Miller to Miller and Lents, Ltd., independent petroleum engineers (the "Miller Petroleum Engineers"), underlying the estimates of the reserves of Miller and its Subsidiaries as of December 31, 2002 in the letter dated January 16, 2003 and delivered by the Miller Petroleum Engineers to Miller (the "Miller Reserve Report"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to Miller's and its Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Miller Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Miller Petroleum Engineers were prepared in good faith and with a reasonable basis; to the best of Miller's or its Subsidiaries knowledge, the Miller Petroleum Engineers were, as of the date of the Miller Reserve Report prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to Miller and it Subsidiaries; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Miller Reports, Miller is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Miller Reports and as reflected in the Miller Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Miller Reports and reflected in the Miller Reserve Report included in the Miller Reports comply in all material respects to the applicable requirements of the rules and regulations under the Exchange Act. A true and correct copy of the Miller Reserve Report has been provided to Edge.

                  Section 5.28 Gas Contracts. Except as set forth in Section
5.28 of the Miller Disclosure Letter, Miller and its Subsidiaries, as of the date hereof, (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of Miller's consolidated oil and gas properties at some future date without receiving full payment therefor at the time of delivery, and
(b) have not produced gas, in any material amount, subject to, and none of Miller's consolidated oil and gas properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which Miller has established monetary reserves adequate in amount in accordance with generally accepted accounting principles to satisfy such obligations and has segregated such reserves from its other accounts.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                             OF EDGE AND MERGER SUB

                  Except as set forth in the disclosure letter delivered to Miller by Edge at or prior to the execution hereof (the "Edge Disclosure Letter") and which either makes reference to the particular subsection of this Agreement to which exception is being taken or for which the disclosure in the Edge Disclosure Letter is sufficiently obvious on its face to give Miller reasonable notice that it applies as an exception to another representation and warranty in this Article 6, Edge and Merger Sub, jointly and severally, represent and warrant to Miller that:

                  Section 6.1 Existence; Good Standing; Corporate Authority. Each of Edge and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Edge is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified has not had, and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect (as defined in Section 10.9). Edge has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the certificate of incorporation and bylaws of Edge and Merger Sub previously made available to Miller are true and correct and contain all amendments as of the date hereof.

                  Section 6.2 Authorization, Validity and Effect of Agreements. Each of Edge and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby (including the Stockholder Agreements) to which it is a party and to consummate the transactions this Agreement and those other agreements and documents contemplate. The consummation by each of Edge and Merger Sub of the transactions contemplated hereby, including the issuance by Edge of shares of Edge Common Stock pursuant to the Merger, have been duly authorized by all requisite corporate action on behalf of Edge, other than the approvals referred to in Section 6.20. Each of Edge and Merger Sub has duly executed and delivered this Agreement. This Agreement constitutes the valid and legally binding obligation of Edge and Merger Sub, enforceable against Edge or Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  Section 6.3 Capitalization. The authorized capital stock of Edge consists of 25,000,000 shares of Edge Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Edge Preferred Stock"). As of the date of this Agreement, there were (i) 9,498,016 outstanding shares of Edge Common Stock, (ii) 1,148,550 shares of Edge Common Stock reserved for issuance upon the exercise of outstanding Edge options, (iii) 104,136 shares of Edge Common Stock reserved for the issuance of restricted stock which is subject to vesting, (iv) 420,000 shares of Edge Common Stock reserved for issuance upon the exercise of outstanding Edge warrants, and (v) no outstanding shares of Edge Preferred Stock. All such issued and outstanding shares of Edge Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Edge Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 6.3, there are no outstanding shares or capital stock, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which may obligate Edge or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Edge or any of its Subsidiaries. Edge has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Edge on any matter.

                  Section 6.4 Subsidiaries.

                  (a) Each of Edge's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing has not had, and could not reasonably be expected to have, an Edge Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Edge's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Edge free and clear of all Liens.

                  (b) Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Edge, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will not have engaged in any activities other than in connection with the transactions contemplated by this Agreement. Immediately prior to the Effective Time, Merger Sub will have 100 outstanding shares of its common stock, par value $.01 per share.

                  Section 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, has not had and could not reasonably be expected to have an Edge Material Adverse Effect and except for matters arising under Environmental Laws, which are treated exclusively in
Section 6.13:

                  (a) Neither Edge nor any Subsidiary of Edge is in violation of any Applicable Laws, and no claim is pending or, to the knowledge of Edge, threatened with respect to any such matters. No condition exists which constitutes, or could reasonably be expected to constitute, a violation of or deficiency under any Applicable Law by Edge or any Subsidiary of Edge.

                  (b) Edge and each Subsidiary of Edge hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the lawful conduct of their respective businesses (the "Edge Permits"). All Edge Permits are in full force and effect and there exists no default thereunder or breach thereof, and Edge has no notice or actual knowledge that such Edge Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Edge threatened to give, any action to terminate, cancel or reform any Edge Permit.

                  (c) Edge and each Subsidiary of Edge possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Edge Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Edge, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Edge Real Property.

                  Section 6.6 No Conflict.

                  (a) Neither the execution and delivery by Edge and Merger Sub of this Agreement nor the consummation by Edge and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Edge or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination, amendment or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Edge or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Edge or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Edge or any of its Subsidiaries is a party, or by which Edge or any of its Subsidiaries or any of their properties may be bound or affected; or (iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Edge or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect.

                  (b) Neither the execution and delivery by Edge or Merger Sub of this Agreement nor the consummation by Edge or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than the Regulatory Filings and the filing of a listing application with The Nasdaq Stock Market, Inc. ("Nasdaq") pursuant to Section 7.9, except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have an Edge Material Adverse Effect.

                  Section 6.7 SEC Documents. Edge has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 2000 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Miller each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Edge Reports"). As of its respective date, each Edge Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superceded by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Edge Reports (including the related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of Edge and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Edge Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Edge and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments which will not be material in effect); and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Edge and its Subsidiaries included in the most recent Edge Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, as of the date of such balance sheet, neither Edge nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Edge or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect.

                  Section 6.8 Litigation. Except as described in the Edge Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Edge or any of its Subsidiaries or, to Edge's knowledge, threatened against Edge or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, tribal court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body or any new development in any such existing proceeding, that are reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect. The liabilities that are reasonably likely to be incurred by Edge in such actions, suits or proceedings do not exceed the reserves included in the balance sheet included in the most recent Edge Report filed prior to the date of this Agreement that includes a balance sheet by an amount which would have an Edge Material Adverse Effect.

                  Section 6.9 Absence of Certain Changes. From December 31, 2002 to the date of this Agreement, Edge has conducted its business only in the ordinary course and there has not been (i) any event or occurrence that has had or is reasonably likely to have an Edge Material Adverse Effect; (ii) any material change by Edge or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections; (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Edge or any redemption, purchase or other acquisition of any of its securities; (iv) any split, combination or reclassification of any capital stock of Edge or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of that capital stock; (v) any granting, or any commitment or promise to grant, by Edge or any of its Subsidiaries to any officer of Edge or any of its Subsidiaries of
(A) any increase in compensation, except in the ordinary course of business, including in connection with promotions, consistent with prior practice or as required by employment agreements in effect as of the date of the consolidated balance sheet of Edge and its Subsidiaries included in the Edge Reports required or (B) any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, but not including the five most highly compensated executive officers of Edge, or as employment, severance or termination agreements in effect as of the date of the consolidated balance sheet of Edge and its Subsidiaries included in the Edge Reports required; (vi) any entry by Edge or any of its Subsidiaries into any employment, severance or termination agreement with any officer of Edge or any of its Subsidiaries; (vii) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing Edge Benefit Plan (as defined in Section 6.11), except in accordance with the pre-existing terms of that Edge Benefit Plan, any establishment of, or any commitment or promise to establish, any new Edge Benefit Plan, any amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards or, except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any stock options, stock appreciation rights, performance awards, or restricted stock awards; (vii) any damage to or any destruction or loss of physical properties Edge or any of its Subsidiaries owns or uses, whether or not covered by insurance, that in the aggregate have had or reasonably could be expected to have an Edge Material Adverse Effect; or (viii) any reevaluations by Edge or any of its Subsidiaries of any of their assets which, in accordance with generally accepted accounting principles, Edge will reflect in its consolidated financial statements, including any impairment of assets, and which in the aggregate are material to them.

                  Section 6.10 Taxes.

                  (a) All Returns required to be filed by or with respect to Edge and any of its Subsidiaries (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included Edge or any of its Subsidiaries) on or prior to the date hereof have been properly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file has not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect. Representations made in this Section 6.10 are made to the knowledge of Edge to the extent that the representations relate to a corporation which was, but is not currently, a part of Edge's or any Subsidiary's affiliated, consolidated, combined, unitary or similar group.

                  (b) Except as could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Edge or any of its Subsidiaries; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Edge or any of its Subsidiaries may be liable which have not been fully paid or finally settled; and (iii) neither Edge nor any of its Subsidiaries has any liability for taxes of any other person, except for liabilities for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Edge or any of its Subsidiaries is the common parent, within the meaning of Section 1504(a)(1) of the Code, or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Edge nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any taxes with respect to any Returns of Edge or any of its Subsidiaries. Neither Edge nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount in connection with the Merger that would be reasonably likely to constitute an "excess parachute payment" within the meaning of Section 280G of the Code. Neither Edge nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Edge nor any of its

Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Edge nor any of its Subsidiaries has made an election under
Section 341(f) of the Code. To the knowledge of Edge, Edge has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

                  (c) Neither Edge nor any of its Subsidiaries knows of any fact or has taken or failed to take any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 6.11 Employee Benefit Plans.

                  (a) Section 6.11 of the Edge Disclosure Letter contains a list of all Edge Benefit Plans. The term "Edge Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other material employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Edge or any of its Subsidiaries, to which Edge or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Edge is a participant. Edge will provide Miller, within 30 days after the date hereof, with true and complete copies of the Edge Benefit Plans and, for each such plan, if applicable, the most recent trust agreement, all contracts relating to such plan with respect to which Edge or any of its Subsidiaries may have liability (including, without limitation, insurance contracts, service provider contracts, subscription and participation agreements, and investment manager contracts), the most recent Form 5500, the most recent summary plan description and all summaries of material modifications subsequently prepared, the most recent funding statement, the most recent annual report and actuarial report (if applicable), the most recent IRS determination letter (if such plan is intended to qualify under Section 401(a) of the Code) and any subsequent determination letter application, the most recent annual audited financial statements and opinion, the most recent annual and periodic accounting of plan assets, all material communications with any governmental entity or agency regarding such plan, and all material employee communications regarding such plan.

                  (b) Except for such matters as, individually or in the aggregate, have not had and could not reasonably be expected to have an Edge Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Edge Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Edge Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived, and the consummation of the transactions contemplated by this Agreement will not result in such a "reportable event"; to the extent applicable, Edge Benefit Plans comply with the requirements of ERISA, the Code and the regulations of any applicable jurisdiction (including, without limitation, for each Edge Benefit Plan that is a "group health plan", as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code, the provisions of the

Health Insurance Portability and Accountability Act of 1996 contained in the Code and ERISA, and the regulations thereunder, and the continuation coverage requirements required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder, and any applicable similar state law); any Edge Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to such plan's qualification under Section 401(a) of the Code and nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of such qualification; the Edge Benefit Plans have been maintained and operated in accordance with their terms, and, to Edge's knowledge, no person has engaged in any "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, which is not exempt under Section 408 of ERISA or Section 4975 of the Code, respectively, in relation to the Edge Benefit Plans, and there are no breaches of fiduciary duty in connection with Edge Benefit Plans; there are no pending or, to Edge's knowledge, threatened claims against or otherwise involving any Edge Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Edge Benefit Plan activities) has been brought against or with respect to any such Edge Benefit Plan; no Edge Benefit Plan is subject to an ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor or any other governmental entity or agency, and no Edge Benefit Plan is subject to any pending application for administrative relief under any voluntary compliance program of the IRS, the Department of Labor or any other governmental entity or agency; all material contributions required to be made as of the date hereof to the Edge Benefit Plans have been made or provided for; neither Edge or any of its Subsidiaries has any commitment or obligation to establish any new or additional Edge Benefit Plan or to increase the benefits under any Edge Benefit Plan; with respect to Edge Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Edge, its Subsidiaries or any ERISA Affiliate, (i) neither Edge nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

                  (c) Neither Edge nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Edge or any Subsidiary thereof.

                  (d) No Edge Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Edge or any Subsidiary of Edge for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "pension plan".

                  Section 6.12 Labor Matters.

                  (a) Neither Edge nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization. As of the date of this Agreement, to Edge's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened.

                  (b) Except for such matters as have not had and could not reasonably be expected to have an Edge Material Adverse Effect, (i) neither Edge nor any Subsidiary of Edge has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Edge or any Subsidiary of Edge or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Edge or any Subsidiary of Edge pending or, to the knowledge of Edge, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

                  Section 6.13 Environmental Matters.

                  (a) Edge and each Subsidiary of Edge has been and is in compliance with all Environmental Laws except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with continued compliance by Edge or any Subsidiary of Edge with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect.

                  (b) Except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Edge, threatened against Edge or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Edge or its Subsidiaries, former) businesses, assets or properties of Edge or any Subsidiary of Edge, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

                  (c) Neither Edge nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as have not had and could not reasonably be expected to have an Edge Material Adverse Effect.

                  Section 6.14 Intellectual Property. Edge and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, know-how, trade secrets, trademarks, trademark rights and other proprietary information and other proprietary intellectual property rights used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights has not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect. The conduct of Edge's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Edge or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, an Edge Material Adverse Effect.

                  Section 6.15 Decrees, Etc. Except for such matters as have not had and could not reasonably be expected to have an Edge Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Edge or any Subsidiary of Edge that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $100,000, and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Edge or any Subsidiary of Edge.

                  Section 6.16 Insurance.

                  (a) Schedule 6.16 of the Edge Disclosure Letter sets forth a complete list of all insurance policies maintained by Edge and its Subsidiaries, including the name of the issuer, the amount and nature of the coverage, the amount of the premium and terms of the coverage. All such policies are in full force and effect as of the date of this Agreement and the premiums therefore are currently paid.

                  (b) Except for such matters as have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, no event relating specifically to Edge or its Subsidiaries has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Edge's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Edge or any Subsidiary of Edge during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Edge or any Subsidiary of Edge to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Edge or any Subsidiary of Edge under any such excess liability or protection and indemnity insurance policies.

                  Section 6.17 No Brokers. Edge has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Miller or Edge to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  Section 6.18 [Intentionally left blank].

                  Section 6.19 Miller Stock Ownership. Neither Edge nor any of its Subsidiaries owns any shares of capital stock of Miller or any other securities convertible into or otherwise exercisable to acquire capital stock of Miller.

                  Section 6.20 Vote Required. The only votes of the holders of any class or series of Edge capital stock necessary to approve any transaction contemplated by this Agreement are the vote of the holders of shares of Edge Common Stock required by the rules of Nasdaq to approve the issuance of shares of Edge Common Stock pursuant to the Merger.

                  Section 6.21 Undisclosed Liabilities. Neither Edge nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in the Edge Reports filed prior to the date of this Agreement, (ii) are referred to in the Edge Disclosure Letter, or (iii) have not had and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect.

                  Section 6.22 Certain Contracts.

                  (a) Section 6.22 of the Edge Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Edge Reports filed prior to the date of this Agreement) to which Edge or any Subsidiary of Edge is a party or by which any of them or their assets is bound as of the date of this
         Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted other than any such limitation that is not, and will not be following the Effective Time, material to Edge and its Subsidiaries, taken as a whole, (ii) any contract or agreement for Debt with a borrowing capacity or outstanding Debt of $50,000 or more, (iii) any transaction or series of similar transactions, since December 31, 2002 or any currently proposed transaction, or series of transactions, to which Edge or any of its Subsidiaries was or is to be a party, in which the amount involved exceeds $50,000 and in which any person who is currently or was since December 31, 2002 an employee of Edge or any of its Subsidiaries at the level of vice president or above had, or will have, a direct or indirect material interest or (iv) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through
         (iv) being referred to herein as "Edge Material Contracts").

                  (b) As of the date of this Agreement, each Edge Material Contract is in full force and effect, and Edge and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Edge Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, an Edge Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have an Edge Material Adverse Effect, neither Edge nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Edge, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Edge Material Contract or (y) has received written notice of the desire of the other party or parties to any such Edge Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Each Edge Material Contract is enforceable by Edge or a Subsidiary of Edge in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, an Edge Material Adverse Effect.

                  Section 6.23 [Intentionally left blank].

                  Section 6.24 Improper Payments. No bribes, kickbacks or other improper payments have been made by Edge or any Subsidiary of Edge or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Edge, any Subsidiary of Edge, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have an Edge Material Adverse Effect.

                  Section 6.25 Takeover Statutes; Rights Plans. The execution, delivery and performance of this Agreement and the Stockholder Agreements and the consummation of the transactions contemplated hereby and thereby will not cause to be applicable to Edge any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time). Edge does not have any preferred share purchase rights plan or similar rights plan in effect.

                  Section 6.26 Title to Properties; Liens and Encumbrances. Except as set forth in Section 6.26 of the Edge Disclosure Letter, pursuant to the Amended and Restated Credit Agreement by and between Edge and Union Bank of California, N.A. dated as of October 6, 2000 and as would not have, individually or in the aggregate, an Edge Material Adverse Effect, Edge and its Subsidiaries have defensible title to all of the properties and assets, both real and personal, tangible and intangible, that they purport to own, including the properties and assets reflected in the Edge Reports and including the lands and leases and associated net revenue and working interests reflected in the Edge Reserve Reports (as defined herein), other than dispositions or expirations in the ordinary course of business since the date thereof, and they are not subject to any Lien, except routine statutory liens securing liabilities not yet due and payable and minor liens, encumbrances, restrictions, exceptions, reservations, limitations and other imperfections (but in no event liens securing indebtedness for borrowed money) that do not materially detract from the value of the specific asset affected or the present use of such asset and except (A) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (B) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (C) such easements, restrictions, reservations or other encumbrances, as well as imperfections or irregularities of title, if any, as do not individually or in the aggregate interfere materially with the operation, or materially interfere with the value or use, of such property or asset, (D) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority, (E) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production that do not operate to (x) reduce the net revenue interest of Edge or its Subsidiaries below that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report, (y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of Edge or its Subsidiaries above that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report without a proportionate increase in the net revenue interest of Edge or its Subsidiaries or (z) increase the working interest of Edge or its Subsidiaries above that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report without a proportionate increase in the net revenue interest of Edge or its Subsidiaries, (F) the terms and conditions of joint operating agreements, (G) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (H) any preferential purchase rights, (I) required third party consents to assignment, (J) conventional rights of reassignment prior to abandonment and (K) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; insofar and only insofar as such terms and provisions do not operate to (x) reduce the net revenue interest of Edge or its Subsidiaries below that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report, (y) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of Edge or its Subsidiaries above that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report without a proportionate increase in the net revenue interest of Edge or its Subsidiaries or (z) increase the working interest of Edge or its Subsidiaries above that purported to be owned by Edge or its Subsidiaries or as set forth in the Edge Reserve Report without a proportionate increase in the net revenue interest of Edge or its Subsidiaries.
Section 6.26 of the Edge Disclosure Letter lists the current projects and properties in which Edge or its Subsidiaries has an interest and the specific interests which Edge or its Subsidiaries own in each project or property.

                  Section 6.27 Reserve Report. The historical information supplied by Edge to Ryder Scott Company, independent petroleum engineers (the "Edge Petroleum Engineers"), underlying the estimates of the reserves of Edge and its Subsidiaries as of December 31, 2002 in the letter dated March 17, 2003 and delivered by the Edge Petroleum Engineers to Edge (the "Edge Reserve Report"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to Edge's and its Subsidiaries' ownership interests in properties, was true and correct in all material respects on the date of such Edge Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Edge Petroleum Engineers were prepared in good faith and with a reasonable basis; to the best of Edge's knowledge, the Edge Petroleum Engineers were, as of the date of the Edge Reserve Report prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to Edge and its Subsidiaries; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Edge Reports, Edge is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Edge Reports and as reflected in the Edge Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Edge Reports and reflected in the Edge Reserve Report included in the Edge Reports comply in all material respects to the applicable requirements of the rules and regulations under the Exchange Act. A true and correct copy of the Edge Reserve Report has been provided to Edge.

                  Section 6.28 Gas Contracts. Except as set forth in Section
6.28 of the Edge Disclosure Letter, Edge and its Subsidiaries, as of the date hereof, (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of Edge's consolidated oil and gas properties at some future date without receiving full payment therefor at the time of delivery, and (b) have not produced gas, in any material amount, subject to, and none of Edge's consolidated oil and gas properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which Edge has established monetary reserves adequate in amount in accordance with generally accepted accounting principles to satisfy such obligations and has segregated such reserves from its other accounts.

                                    ARTICLE 7

                                    COVENANTS

                  Section 7.1 Conduct of Miller Business. Prior to the Effective Time, except as set forth in the Miller Disclosure Letter or as expressly contemplated by any other provision of this Agreement or the Stockholder Agreements or (provided that Miller has provided Edge with advance notice of the proposed action to the extent practicable) as required by Applicable Laws, unless Edge has consented in writing thereto, Miller:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted and not introduce any new methods of management or operation that in the aggregate are material to its business;

                  (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact its business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) shall not amend or propose to amend its certificate of incorporation or bylaws;

                  (d) shall promptly notify Edge of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Miller Material Contract, respectively (or communications indicating that the same may be contemplated), or any material litigation or proceedings (including arbitration and other dispute resolution proceedings) or material governmental complaints, investigations, inquiries or hearings (or communications indicating that the same may be contemplated), or any material developments in any such litigation, proceedings, complaints, investigations, inquiries or hearings or the breach in any material respect of any representation or warranty contained herein;

                  (e) shall promptly make available to Edge true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (f) shall not, and shall not permit any of its Subsidiaries to, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) with respect to any of its former, present or future employees (excluding officers and directors), increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, (v) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, (vi) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law or as required under Section 7.1(t)) any existing employee benefit plan in any material respect, (vii) terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if the termination would entitle such executive officer to receive enhanced separation payments upon consummation of the Merger, or (viii) permit any holder of an option to acquire shares of Miller Common Stock to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding;

                  (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

                  (h) shall not, and shall not permit any of its Subsidiaries to, except for contractual commitments in effect on the date hereof and disclosed in the Miller Disclosure Letter, sell, lease, license, encumber or otherwise dispose of, or enter into a contract to sell, lease, license, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries) which are, individually or in the aggregate, material to it and its Subsidiaries as a whole, except for (i) sales of surplus or obsolete equipment, (ii) sales of hydrocarbons in the ordinary course of business, or (iii) sales, leases or other transfers between such party and its wholly owned Subsidiaries or between those Subsidiaries;

                  (i) shall not, and shall not permit any of its Subsidiaries to, negotiate for the acquisition of any business or the start-up of any new business or acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

                  (k) shall, and shall cause each of its Subsidiaries to, use their commercially reasonable best efforts to maintain in full force without interruption its present insurance policies or comparable insurance coverage;

                  (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or
         (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any Debt or guarantee any Debt or issue or sell any debt securities or warrants or rights to acquire any of its debt securities or any of its Subsidiaries or guarantee any debt securities of others,
         (ii) except in the ordinary course of business or with or between its Subsidiaries, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than Permitted Liens) or (iii) make or commit to make capital expenditures that, individually or in the aggregate, exceed $100,000 per quarter for each quarter from the date of this Agreement to the Effective Time, excluding capital expenditures to repair damage covered by insurance; for the purposes of this Agreement, (x) "Debt" shall mean, with respect to any person, the aggregate amount of, without duplication, (1) all obligations for borrowed money; (2) all obligations evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations to pay the deferred purchase price of property or services; (4) all capitalized lease obligations; (5) all obligations or liabilities of others secured by a lien on any asset owned by such person whether or not such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the book value of such asset;
         (6) all Contingent Obligations of such person; and (7) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on a balance sheet, and (y) "Contingent Obligation" shall mean, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other similar obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation, or portion thereof, so guaranteed or otherwise supported;

                  (n) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any shares of capital stock of Edge;

                  (o) shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body required to consummate the transactions contemplated by this Agreement;

                  (p) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under Applicable Law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (q) shall not take any action that would reasonably be expected to result in any condition in Article 8 not being satisfied;

                  (r) shall with respect to its and its Subsidiaries oil and gas operations:

                           (i) operate and maintain or cause to be operated and maintained, to the extent of their contractual rights to do so, its oil and gas properties and assets or any unit of which its oil and gas properties and assets are a part, as a reasonable prudent operator and in a good and workmanlike manner in accordance with all applicable laws, rules, regulations and orders and the terms of the respective applicable operating and other agreements;

                           (ii) maintain its oil and gas leases, unit agreements, pooling agreements, communitization agreements, orders or declarations and other documents creating interests comprising its oil and gas properties and assets and all permits, licenses and similar rights and privileges relative thereto in full force and effect (except for abandonment of its oil and gas leases not capable of producing oil, gas or other minerals covered thereby in commercial quantities after the expiration of their respective primary terms) and comply with all material express or implied covenants therein and perform all of their material obligations under contracts relating to or affecting its oil and gas properties and assets;

                           (iii) exercise due diligence in safeguarding and maintaining secure and confidential all seismic, geological and geophysical maps, data and information and other confidential data in their possession relating primarily to its oil and gas properties and assets;

                           (iv) pay or cause to be paid all rentals, royalties, shut-in royalties, minimum royalties and other costs and expenses incurred in connection with its oil and gas properties and assets before they become delinquent, except royalties held in suspense in the ordinary course of business, royalties being claimed on take-or-pay payments and expenses being contested in good faith in the ordinary course of business by appropriate action;

                           (v) inform Edge of all requests for commitments to expend funds in excess of $50,000 with respect to any of its oil and gas properties and assets and will not, without providing Edge a reasonable opportunity to instruct Miller, agree to participate in any operation proposed after the date hereof relating to any of its oil and gas properties and assets and requiring an expenditure in excess of $50,000; and

                           (vi) maintain all wells, fixtures, facilities, personal property and equipment included in its oil and gas properties and assets in at least as good a condition as they were in at the date hereof, except for ordinary wear and tear incurred during such period, and remove no material portions thereof from its oil and gas properties and assets, except portions that are replaced with other personal property, fixtures or improvements of equal or greater value and usefulness; and

                  (s) shall not with respect to its and its Subsidiaries oil and gas operations:

                           (i) abandon any well on any of its oil and gas properties and assets capable of commercial production, or release or abandon any of its oil and gas properties and assets (except for abandonment of oil and gas leases not capable of producing oil, gas or other minerals covered thereby in commercial quantities after the expiration of their respective primary terms);

                           (ii) enter into any gas sales or purchase contract (together with any supplier-purchaser relationship or dedication accompanying such contract) not terminable at will (without penalty) on notice of 60 days or less;

                           (iii) commence any drilling, reworking, completing or other operations on its oil and gas properties and other assets operated by them, and not consent or become a non-consenting party with respect to the commencement of any drilling, reworking, completing or other operations on its oil and gas properties and other assets not operated by Miller or its Subsidiaries (except emergency operations) without obtaining the prior written consent of Edge; provided that such prior written consent of Edge shall not be required with respect to (i) any single operation or series of related operations for which the amount of expenditure or liability attributable to Miller's interest is less than $50,000, (ii) those expenditures set forth on Schedule 7.1(s) to the Miller Disclosure Letter that Miller or its Subsidiaries was obligated to undertake prior to the date of this Agreement and (iii) any circumstances by which Miller or its Subsidiaries becomes a nonconsenting party, but makes a binding offer open for a 10-day period for Edge to farm-out the oil and gas property pursuant to a mutually acceptable form of Farm-Out Agreement.

                  (t) shall, prior to the Closing Date take the corporate actions necessary to effectuate the termination of the Miller Savings Plan, which termination shall be effective as of the day immediately prior to the Effective Time and whereby the assets held in connection with the Miller Savings Plan shall be distributed following the Effective Time.

                  (u) shall not (i) agree in writing or otherwise to take any of the foregoing prohibited actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing prohibited actions that refer to Subsidiaries.

                  Section 7.1A Conduct of Edge's Business. Prior to the Effective Time, except as set forth in the Edge Disclosure Letter or as expressly contemplated by any other provision of this Agreement or the Stockholder Agreements or (provided that Edge has provided Miller with advance notice of the proposed action to the extent practicable) as required by Applicable Laws, unless Miller has consented in writing thereto, Edge:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations in accordance with the primary business focus of Edge and its Subsidiaries, taken as a whole;

                  (b) shall use its commercially reasonable best efforts, and shall cause each of its Subsidiaries to use its commercially reasonable best efforts, to preserve intact its business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries);

                  (c) shall not amend or propose to amend its certificate of incorporation or bylaws (other than an amendment to its bylaws to increase the advance notice provisions thereof);

                  (d) shall promptly notify Miller of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (e) shall promptly make available to Miller true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (f) shall not, and shall cause its Subsidiaries not to, (i) issue or sell any shares of Edge's capital stock or the capital stock of any of its Subsidiaries (or securities convertible into or exchangeable for capital stock) for less than $4.70 per share of Edge Common Stock or Edge Common Stock equivalent (in the case of any warrant, option, convertible or similar security of Edge), except for issuances (x) pursuant to employee benefit plans or (y) pursuant to outstanding options, warrants or convertible securities in accordance with their terms, in each case of (x) and (y) as in existence on the date hereof and (ii) shall not issue to holders of Edge's capital stock any rights to purchase any shares of Edge's capital stock for less than the fair market value thereof (other than pursuant to a customary stockholder rights plan which includes a provision whereby one right under such plan will be issued in respect of each share of Edge Common Stock issued in the Merger);

                  (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than pursuant to a customary stockholder rights plan) or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, in each case at a price below the then fair market value of such capital stock;

                  (h) during the period beginning five business days prior to the mailing of the Proxy Statement/Prospectus and ending at the Edge Price Ending Date, shall not (and shall cause its Subsidiaries not to) redeem, repurchase or otherwise acquire any shares of

         Edge Common Stock (other than pursuant to existing employee benefit plans) and other than in accordance with Regulation M; and

                  (i) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

                  (j) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any shares of capital stock of Miller;

                  (k) shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body required to consummate the transactions contemplated by this Agreement;

                  (l) shall not take any action that would reasonably be expected to result in any condition in Article 8 not being satisfied;

                  (m) other than any acquisition or series of acquisitions, related or unrelated (i) as to which the target company or assets being acquired are not primarily engaged in, or not primarily used in, the exploration, development or production of crude oil or natural gas or other minerals (the "E&P Business") and for which the aggregate purchase price is not in excess of $1 million, or (ii) as to which the
         (A) target company or assets being acquired are primarily engaged in, or primarily used in, the E&P Business and (B) which does not result in a debt-to-capital ratio in excess of 50% after giving effect to the acquisition, shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                  Section 7.2 No Solicitation by Miller.

                  (a) Miller agrees that (i) none of it, its Subsidiaries, its officers or directors or the officers and directors of its Subsidiaries shall, and it shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, and on becoming aware of it will use its best efforts to stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, purchase, transaction in which any of Miller's capital stock is issued to a third party or its stockholders, business combination, purchase or lease of assets or similar transaction or series of transactions (other than the transactions contemplated by this Agreement and except for sales of hydrocarbons in the ordinary course of business and the sale of Miller's interest in the N. Monroeville Field (any such proposal, offer or transaction being hereinafter referred to as a "Miller Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Miller Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Miller or its Board of Directors from (A) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Miller Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Miller as the Confidentiality Agreement (as defined in Section 7.6) and which does not contain terms that prevent Miller from complying with its obligations under this Section 7.2(a)) to, or engaging in any negotiations or discussions with, any person or entity who has made an unsolicited bona fide written Miller Acquisition Proposal with respect to at least fifty (50%) percent of the outstanding capital stock of Miller or at least fifty (50%) percent of the assets of Miller (with the value of the assets to be sold and all assets determined by reference to the PV10 value of such assets as shown in the Miller Reserve Report) that did not result from a breach of this Section 7.2(a) and that, in the good faith judgment of the Board of Directors of Miller, taking into account the identity of the person making the Miller Acquisition Proposal, all legal, financial, regulatory and other aspects of the proposal and the likelihood of financing and consummation, and after considering the advice of its legal counsel and financial advisor, could reasonably be expected to be consummated without undue delay and represents a transaction more favorable to its stockholders than the Merger (a "Miller Superior Proposal"), to the extent the Board of Directors of Miller, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

                  (b) Prior to taking any action referred to in Section 7.2(a), if Miller intends to participate in any such discussions or negotiations or provide any such information to any such third party, Miller shall give prompt prior oral and written notice to Edge of each such action. Miller will immediately notify Edge orally and in writing of any such requests for such information or the receipt of any Miller Acquisition Proposal or any inquiry with respect to or that could lead to a Miller Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Miller Acquisition Proposal, and the material terms and conditions of any Miller Acquisition Proposal. Miller will (i) keep Edge fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Miller Acquisition Proposals or inquiries and
(ii) provide to Edge as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Miller from any third party in connection with any Miller Acquisition Proposal or sent or provided by Miller to any third party in connection with any Miller Acquisition Proposal. Any written notice under this Section 7.2(b) shall be given by facsimile with receipt confirmed or personal delivery.

                  (c) Nothing in this Section 7.2 shall permit Miller to enter into any agreement with respect to a Miller Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, Miller shall not enter into any agreement with any person that provides for, or in any way facilitates, a Miller Acquisition Proposal, other than (i) a confidentiality and standstill agreement in reasonably customary form with terms at least as favorable to Miller as the Confidentiality Agreement and which does not contain terms that prevent Miller from complying with its obligations under this Section and (ii) an agreement which (1) is not and expressly states that it is not binding upon Miller or its Subsidiaries and does not create any liability upon or obligation of Miller or its Subsidiaries or Edge and its Subsidiaries unless and until such time as this Agreement is terminated pursuant to Article 9 (other than as a result of a breach of this Agreement by Miller or its Subsidiaries) and (2) shall terminate upon the Effective Time under this Agreement and (3) without limiting the generality of the foregoing, will not have effect of directly or indirectly causing Miller or its Subsidiaries to take any action or refrain from taking any action prior to the Effective Time nor cause Miller or its Subsidiaries to incur any liability or obligation in respect of any action or inaction occurring prior to the termination of this Agreement and (4) specifically states that notwithstanding anything to the contrary contained in such agreement, the provision of this Section 7.2(c) shall control with respect to such agreement.

                  (d) For purposes hereof, the "Cutoff Date," when used with respect to Miller, means the date the condition set forth in Section 8.1(a)(i) is satisfied.

                  Section 7.3 Confidentiality Matters. Notwithstanding anything to the contrary set forth in the Confidentiality Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that any obligations of confidentiality contained therein (the "Confidentiality Obligations"), as they relate to the "tax treatment or tax structure" (as that phrase is used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulations") promulgated under
Section 6011 of the Internal Revenue Code of 1986, as amended) of any proposed transactions, matters or arrangements described therein, or any related transactions, matters or arrangements (the "Transaction") shall terminate at the earliest of (a) the date of the public announcement of discussions relating to the Transaction, (b) the date of public announcement of the Transaction, and (c) the date of the execution of an agreement to enter into the Transaction. Furthermore, nothing contained in this Agreement shall restrict the ability of a party to consult a tax advisor of its own choosing with respect to the Transaction.

                  Section 7.4 Meetings of Stockholders.

                  (a) Each of Edge (if a vote of Edge's stockholders is required pursuant to the rules of the Nasdaq) and Miller shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (i) in the case of Edge, the issuance of shares of Edge Common Stock pursuant to the Merger and, at the discretion of Edge, an amendment of its Incentive Plan to increase the number of shares of Edge Common Stock reserved for issuance thereunder and (ii) in the case of Miller, the adoption of this Agreement. Edge and Miller shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable best efforts to hold such meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Miller and Edge (if a vote of Edge's stockholders is required pursuant to the rules of the Nasdaq) shall each submit the foregoing matters to its stockholders, whether or not the Board of Directors of Miller or Edge, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding such matters.

                  (b) Each of Edge and Miller, through its Board of Directors, shall recommend approval of such matters and use its best efforts to solicit approval by its stockholders in favor of such matters (including, without limitation, the solicitation of proxies, the hiring of proxy solicitors, and the taking of all other action necessary or advisable to secure the vote of their stockholders required by applicable laws and the Nasdaq to obtain such approvals); provided, however, and notwithstanding, that the Board of Directors of Edge or the Board of Directors of Miller may at any time prior to such party's Cut-Off Date upon two business days' prior written notice to Miller or Edge, respectively, (i) withdraw, modify or change any recommendation and declaration regarding such matters or (ii) recommend and declare advisable any Miller Superior Proposal (but subject to Section 7.2(c)), if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Miller Superior Proposal would be inconsistent with its fiduciary obligations and (iii) in the event of a withdrawal, modification or change in recommendation or the determination to do so, discontinue the best efforts referred to in this sentence. In the event of a recommendation and declaration pursuant to clause
(ii) in the preceding sentence, Miller must have fully complied with the terms of this Agreement including without limitation Section 7.2(b) and have considered and caused its financial and legal advisors to consider, any written counteroffer from Edge, and the Board of Directors of Miller, must have determined in the good faith of its members and after consultation with its financial and legal advisors that the terms and conditions of such counteroffer are not at least as favorable to the stockholders of Miller, as that proposal. Any withdrawal, modification or change in the recommendation or the determination to do so or discontinuance of best efforts of any party in accordance with this Section 7.4 shall not constitute a breach of such party's representations, warranties, covenants or agreements contained in this Agreement.

                  Section 7.5 Filings; Commercially Reasonable Best Efforts,
Etc.

                  (a) Subject to the terms and conditions herein provided, Miller and Edge shall:

                           (i) use their commercially reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement, and the consummation of the Merger and the transactions contemplated hereby; and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing an Edge Material Adverse Effect or a Miller Material Adverse Effect;

                           (ii) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental or regulatory authority;

                           (iii) not agree to participate in any meeting or discussion with any governmental or regulatory authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

                           (iv) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or any such authority's staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

                           (v) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities.

                  (b) Without limiting Section 7.5(a), but subject to Section 7.5(c), Edge and Miller shall:

                           (i) each use commercially reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

                           (ii) each use commercially reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

                  (c) Nothing in this Agreement shall require Edge to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of Miller's assets or limits on Miller's freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to any antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements which in each such case may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and that, in each such case do not and are not reasonably likely, individually or in the aggregate, to have an Edge Material Adverse Effect after the Effective Time.

                  (d) Edge and Miller intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Edge, Miller nor their respective Subsidiaries shall take actions, cause actions to be taken or fail to take actions, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 7.6 Inspection. From the date hereof to the Effective Time, each of Miller and Edge shall allow all designated officers, attorneys, accountants and other representatives of Edge or Miller, as the case may be, reasonable access, at all reasonable times during normal business hours, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Edge and Miller and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this
Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Edge and Miller agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section
7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.6 shall be governed by the Confidentiality Agreement dated March 5, 2003 between Edge and Miller (the "Confidentiality Agreement").

                  Section 7.7 Publicity. No party hereto shall issue any press release regarding this Agreement or the subject matter hereof without the prior written consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or quotation system.

                  Section 7.8 Registration Statement on Form S-4.

                  (a) Each of Edge and Miller shall cooperate with each other and promptly prepare, and Edge, in consultation with Miller, shall file with the SEC, as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with respect to the shares of Edge Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Edge and of Miller in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties, in consultation with each other, will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Edge shall use its commercially reasonable best efforts, and Miller shall cooperate with Edge, to have the Form S-4 declared effective by the SEC as promptly as practicable. Edge shall use its commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Edge shall advise Miller, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Edge Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

                  (b) Edge, if a vote of Edge's stockholders is required pursuant to the rules of the Nasdaq, and Miller shall each use its commercially reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

                  (c) Each of Edge and Miller shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Edge and Miller, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  Section 7.9 Listing Application. Edge shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Edge Common Stock issuable in the Merger and shall use its commercially reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Edge Common Stock, subject to official notice of issuance.

                  Section 7.10 Letters of Accountants.

                  (a) Miller shall use its commercially reasonable best efforts to cause to be delivered to Edge "comfort" letters of Plante & Moran, PLLC, Miller's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Edge with regard to certain financial information regarding Miller included in the Form S-4, in form reasonably satisfactory to Edge and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) Edge shall use its commercially reasonable best efforts to cause to be delivered to Miller "comfort" letters of KPMG LLP, Edge's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Miller, with regard to certain financial information regarding Edge included in the Form S-4, in form reasonably satisfactory to Miller and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Miller shall cause to be prepared and delivered to Edge a list identifying all persons who Miller believes, at the date of the meeting of Miller's stockholders to consider and vote upon the approval of the Merger and this Agreement, may be deemed to be "affiliates" of Miller, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Miller shall use its commercially reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Edge, at or prior to the Effective Time, a written agreement, in the form of Exhibit A. Edge shall be entitled to place restrictive legends on any shares of Edge Common Stock issued to such Rule 145 Affiliates pursuant to the Merger.

                  Section 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties.

                  Section 7.13 Indemnification and Insurance.

                  (a) From and after the Effective Time, the Surviving Entity shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of Miller (or any Subsidiary or division thereof) and each person who served at the request of Miller as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Edge shall cause the Surviving Entity to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Edge and the Surviving Entity will cooperate in the defense of any such matter; provided, however, the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Edge and the Surviving Entity shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel (plus one firm of local counsel, if any) for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

                  (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of Miller and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger.

                  (c) For a period of six years after the Effective Time, Edge and the Surviving Entity shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time were, covered by Miller's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that Edge and the Surviving Entity shall not be required to pay annual premiums in excess of 200% of the last annual premium paid by Miller prior to the date hereof (the amount of which premium is set forth in the Miller Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

                  (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of Miller or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

                  (e) In the event Edge, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Edge or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.13.

                  Section 7.14 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of the parties hereto and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

                  Section 7.15 Control of Appraisal Process. If Miller receives any demand for an appraisal of Miller Common Stock under Section 262 of the DGCL, it will promptly notify Edge of that demand and will not, without the prior written consent of Edge, offer, or accept an offer, to settle, or make or otherwise commit to make any payment in respect of, any such demand. Edge will have the right to participate in and direct all negotiations and proceedings with respect to all such demands. In connection with the Merger, Miller will comply with the applicable notice requirements of Section 262 of the DGCL.

                  Section 7.16 Employee Matters. (a) Miller agrees that it shall not make, and it shall not permit its Subsidiaries to make, any representations or promises, oral or written, to employees of Miller and its Subsidiaries concerning continued employment following the Effective Time, or the terms and conditions of that employment, except as requested by Edge under 7.16(b) or otherwise in writing with the prior written consent of Edge. Nothing in this Agreement shall be considered a contract between Edge, Miller, its Subsidiaries and any employee for such employee's continued employment.

                  (b) At or after the Effective Time, Miller shall establish a retention plan in a substantially similar form as that attached hereto as Exhibit B (the "Retention Plan") for the purpose of retaining the services of certain Miller employees, to be effective as of the Effective Time. The Miller employees eligible to receive an award under the Retention Plan (each a "Retention Bonus") and the amount of each Retention Bonus shall be determined by Edge. Nothing in this Agreement shall be considered a contract between Edge, Miller, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee.

                  Section 7.17 Section 16(b) Board Approval. Prior to Closing, the Board of Directors of Miller shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under
Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of Miller Common Stock held by officers and directors of Miller into shares of Edge Common Stock and cash as a result of the conversion of shares of shares in the Merger, and the assumption by Edge at the Effective Time of the Miller Options and Miller Warrants. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act and, for the Miller Options to be assumed by Edge at the Effective Time, the material terms of the options and warrants to purchase Edge Common Stock acquired by such insiders as a result of the assumption of the Miller Options and Miller Warrants by Edge.

                  Section 7.18 Registration Rights. Edge will execute and deliver a Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

                                    ARTICLE 8

                                   CONDITIONS

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) (i) The Merger and this Agreement shall have been approved and adopted by the affirmative vote of holders of a majority of the outstanding shares of Miller Common Stock entitled to vote thereon; and

                           (ii) The issuance of shares of Edge Common Stock pursuant to the Merger shall have been approved by the holders of shares of Edge Common Stock as and to the extent required by the rules of the Nasdaq.

                  (b) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

                  (c) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

                  (d) The shares of Edge Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

                  Section 8.2 Conditions to Obligation of Miller to Effect the Merger. The obligation of Miller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Edge and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Edge and Merger Sub contained in this Agreement and in any document delivered in connection herewith (i) that are qualified as to materiality or Edge Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and could not reasonably be expected to have, individually or in the aggregate, an Edge Material Adverse Effect, and Miller shall have received a certificate of each of Edge and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect; provided that, the failure to deliver the foregoing certificate shall not in itself constitute a breach of this Agreement if such failure is the result of such officer's inability to truthfully make such certification as of the Closing Date other than as a result of (i) the failure to comply with any covenant contained in this Agreement by Edge or Merger Sub or (ii) any representation or warranty which was not true as of the date of this Agreement.

                  (b) Miller shall have received the opinion of Vinson & Elkins L.L.P., counsel to Miller, in form and substance reasonably satisfactory to Miller and dated the Closing Date, a copy of which shall be furnished to Edge, to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized for United States federal income tax purposes by the stockholders of Miller who exchange Miller Common Stock solely for Edge Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of Miller, Edge and Merger Sub dated as of the Closing Date.

                  (c) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, an Edge Material Adverse Effect.

                  Section 8.3 Conditions to Obligation of Edge and Merger Sub to Effect the Merger. The obligations of Edge and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                  (a) Miller shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Miller contained in this Agreement and in any document delivered in connection herewith (i) that are qualified as to materiality or Miller Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Miller Material Adverse Effect, and Edge shall have received a certificate of Miller, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect; provided that, the failure to deliver the foregoing certificate shall not in itself constitute a breach of this Agreement if such failure is the result of such officer's inability to truthfully make such certification as of the Closing Date other than as a result of (i) the failure to comply with any covenant contained in this Agreement by Miller or (ii) any representation or warranty which was not true as of the date of this Agreement.

                  (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Miller Material Adverse Effect.

                  (c) Edge shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 7.11.

                  (d) The aggregate number of shares held by holders of Miller Common Stock who have made demands for appraisal in accordance with the DGCL shall not exceed 15% of the shares of Miller Common Stock outstanding and entitled to vote at the Miller meeting of stockholders.

                  (e) Edge shall have received an agreement from Eagle Investments, Inc., in the form attached hereto as Exhibit D, representing to Edge as to the ownership interests of such person as set forth in Section 5.26 of the Miller Disclosure Letter (the "Acknowledgement Agreements").

                  (f) If the Closing occurs on or prior to July 31, 2003, Edge shall have received a waiver from Veritas DGC Land, Inc. in a form reasonably acceptable to Edge which waives the application of Section 3 of the Second Amendment to Promissory Note, Warrant and Registration Rights Agreement dated as of June 28, 2002 as against Edge and its Affiliates other than Miller.

                  (g) Miller shall have either (i) obtained the Bank One consent referred to in Section 5.6 to the Miller Disclosure Letter in a form reasonably satisfactory to Edge or (ii) demonstrated to the reasonable satisfaction of Edge that such consent is no longer required.

                                    ARTICLE 9

                                   TERMINATION

                  Section 9.1 Termination by Mutual Consent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval by Miller's and Edge's stockholders of the Merger, by the mutual written consent of Miller and Edge approved by action of their respective Boards of Directors.

                  Section 9.2 Termination by Edge or Miller. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Edge or Miller if:

                  (a) the Merger shall not have been consummated by March 31, 2004; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) a meeting (including adjournments and postponements) of Miller's stockholders for the purpose of obtaining the approvals required by Section 8.1(a) shall have been held and such stockholder approvals shall not have been obtained;

                  (c) a meeting (including adjournments and postponements) of Edge's stockholders for the purpose of obtaining the approvals required by Section 8.1(a)(ii) shall have been held and such stockholder approvals shall not have been obtained; or

                  (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and, with respect to other matters not covered by Section 7.5, shall have used its reasonable commercial efforts to remove such injunction, order or decree.

                  Section 9.3 Termination by Miller. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Miller, after consultation with its outside legal advisors, if:

                  (a) (i)(A) there has been a breach by Edge or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Edge or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied if the Closing were to have been held on the date notice of termination is given to Edge by Miller and (B) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Edge by Miller; or (ii) there is any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, an Edge Material Adverse Effect that has not been cured at the time of the termination of this Agreement pursuant to this subsection;

                  (b) a vote of Edge's stockholders is required pursuant to the rules of the Nasdaq, the Board of Directors of Edge shall have failed to recommend to its stockholders or shall have withdrawn or materially modified, in a manner adverse to Miller, its approval or recommendation of the issuance of shares of Edge Common Stock pursuant to the Merger, or resolved to do so; or

                  (c) the Board of Directors of Edge shall have failed to recommend against a tender or exchange offer for the acquisition of 50% or more of the voting power of Edge's outstanding capital stock within the time periods prescribed under Rule 14d-9 and Rule 14e-2 under the Exchange Act (unless Edge has taken no position as provided in Section 14e-2(a)(2) and (3) of the Exchange Act as a result of Edge not having adequate information or not having completed its due diligence with respect thereto prior to such time or Edge otherwise not having sufficient time to have formulated or made a recommendation), or Edge shall have (i) entered into or the Board of Directors of Edge shall have recommended, a transaction, proposal or offer, involving the acquisition, directly or indirectly, for consideration consisting of cash and/or securities, of 50% or more of the shares of Edge's capital stock then outstanding, voting securities representing 50% or more of the voting power of the then outstanding shares of Edge capital stock, or all or substantially all of the assets of Edge (an "Edge Acquisition Proposal") or (ii) entered into any definitive agreement in respect of an Edge Acquisition Proposal. For the avoidance of doubt, the taking of any of the foregoing actions in this Section 9.3(c) by Edge shall not be considered a breach of this Agreement by Edge.

                  Section 9.4 Termination by Edge. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Edge, after consultation with its outside legal advisors, if:

                  (a) (i)(A) there has been a breach by Miller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty Miller shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied if the Closing were to have been held on the date notice of termination is given to Miller by Edge and (B) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Miller by Edge; or (ii) there is any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, an Miller Material Adverse Effect that has not been cured at the time of the termination of this Agreement pursuant to this subsection; or

                  (b) the Board of Directors of Miller shall have failed to recommend to its stockholders the approval of the transactions contemplated hereby or shall have withdrawn or materially modified, in a manner adverse to Edge, its approval or recommendation of the Merger or recommended a Miller Acquisition Proposal, or resolved to do so.

                  Section 9.5 Effect of Termination.

                  (a) If this Agreement is terminated:

                           (i) by Miller or Edge pursuant to Section 9.2(b) [failure to obtain Miller stockholder approval]; or

                           (ii) by Edge pursuant to Section 9.4(b) [withdrawal of Miller recommendation to stockholders];

then Miller shall pay Edge a fee of (x) $345,000 plus (y) all out-of-pocket expenses paid or payable to third parties which do not in the aggregate exceed $500,000 and which are incurred by Edge and for which reasonable documentation is supplied with respect to the transactions contemplated by this Agreement at the time of such termination in cash by wire transfer to an account designated by Edge.

                  (b) If this Agreement is terminated:

                           (A) by Miller or Edge pursuant to Section 9.2(c)
                  [failure to obtain Edge Stockholder approval]; or

                           (B) by Miller pursuant to Section 9.3(b) [withdrawal
                  of Edge recommendation to stockholders] or Section 9.3(c) [an Edge Acquisition Proposal];

then Edge shall pay Miller a fee of (x) $345,000 plus (y) all out of pocket expenses paid or payable to third parties which do not in the aggregate exceed $500,000 and which are incurred by Miller and for which reasonable documentation is supplied with respect to the transactions contemplated by this Agreement at the time of such termination in cash by wire transfer to an account designated by Miller.

                  (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, the last sentence of Section 7.6 and Section 7.12 and except for the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.8, 10.9, 10.10,
10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of the nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                  Section 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

                  Section 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 7.11, 7.12 and 7.13 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger. After a representation and warranty has terminated and expired, no claim for damages or other relief may be made or prosecuted through litigation or otherwise by any person who would have been entitled to that relief on the basis of that representation and warranty prior to its termination and expiration. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                  Section 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  (a)      if to Miller, to it at:

                           3104 Logan Valley Road
                           Traverse City, Michigan  49685
                           Attention:  Kelly E. Miller
                           Facsimile:  (231) 941-8312

                           with a copy, which will not constitute notice for purposes hereof, to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201-2975
                           Attention:  Mark Early
                           Facsimile:  (214) 999-7895

                  (b)      if to Edge or Merger Sub, to it at:

                           1301 Travis, Suite 2000
                           Houston, Texas  77002
                           Attention:  Michael G. Long
                           Facsimile:  (713) 650-6494

                           with a copy, which will not constitute notice for purposes hereof, to:

                           Baker Botts L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas  77002-4995
                           Attention:  Gene J. Oshman
                           Facsimile:  (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  Section 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to Edge or to any direct or indirect wholly owned Subsidiary of Edge. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article IV (but beginning only after the Effective Time and to the extent and only to the extent necessary for a stockholder of Miller to receive the Edge Common Stock specified in Section 4.2(b) and the Certificates and cash in lieu of fractional shares relating thereto), Section 7.13, and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party

Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

                  Section 10.4 Entire Agreement. This Agreement, the Stockholder Agreements, the exhibits to this Agreement, the Miller Disclosure Letter, the Edge Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto, except that the Confidentiality Agreement shall continue in effect, subject to the provisions of
Section 7.3 hereof, and except nothing herein shall affect liabilities, if any, arising prior to the date hereof under any exclusivity agreement between Miller and Edge with respect to the transactions contemplated by this Agreement.

                  Section 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Miller or Edge, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. To be effective, any amendment or modification hereto must be in a written document each party has executed and delivered to the other parties.

                  Section 10.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

                  Section 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

                  Section 10.9 Interpretation. In this Agreement:

                  (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

                  (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of Miller or Edge, as the case may be, shall mean the actual knowledge of its executive officers.

                  (c) "Material Adverse Effect" with respect to any person shall mean a material adverse effect on or change in (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such person (including the Surviving Entity when used with respect to Miller) and its Subsidiaries, taken as a whole, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Miller Material Adverse Effect" and "Edge Material Adverse Effect" mean a Material Adverse Effect with respect to Miller and Edge, respectively.

                  (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner or managing member.

                  (e) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Schedule" and "Exhibit" refer to Articles and Sections of and Schedules and Exhibits to this Agreement, unless it otherwise specifies. This Agreement uses the word "party" to refer to any original signatory hereto and its permitted successors and assigns under Section 10.3.

                  (f) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

                  (g) Except as this Agreement otherwise specifies, all references herein to any Applicable Law, including the Code, ERISA, the Exchange Act and the Securities Act, are references to that Applicable Law or any successor Applicable Law, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

                  Section 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 10.11 Incorporation of Disclosure Letters and Exhibits. The Miller Disclosure Letter, the Edge Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  Section 10.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 10.14 Consent to Jurisdiction and Venue. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the States of Texas or Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Texas or Delaware state court or any federal court sitting in the States of Texas or Delaware.

                  Section 10.15 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  Section 10.16 No Affiliate Liability. To the maximum extent allowed by law, unless otherwise expressly liable pursuant to a written agreement, no Party Affiliate (as defined below), acting in his or its behalf as an agent of a party to this Agreement, shall have any liability or obligation for breaches of this Agreement, and each party hereto waives and releases all claims of any such liability and obligation to the maximum extent allowed by law, except as set forth below. Notwithstanding the provisions of the preceding sentence, Edge and Merger Sub, on the one hand, and Miller, on the other hand, neither waive nor release any claims they may otherwise have against any Party Affiliate of Miller or Edge, as applicable (i) for such Party Affiliate's actual, intentional misrepresentation (a) of any fact to Miller's or Edge's independent auditors, or any item reflected in the Miller Reports or the Edge Reports, and (b) to the extent such misrepresentation has caused the Miller Reports or Edge Reports (including any reports filed after the date of this Agreement) to materially misstate the financial position of Miller or Edge and their respective consolidated Subsidiaries, at such date, or the consolidated results of their operations and their consolidated cash flow for the period then ended, (ii) for actions taken by a Party Affiliate of Miller in violation of the provisions of Section 7.2 of this Agreement (but only to the extent that Edge or Merger Sub seeks to enforce such provisions against a Party Affiliate by specific performance, injunctive relief or by any other equitable means available to Edge), (iii) for actions taken or the failure to take such action, as applicable, by a Party Affiliate of Miller or Edge in violation of the terms of any applicable Miller Stockholder Agreement, Edge Stockholder Agreement or the Acknowledgement Agreements and (iv) the failure of the Party Affiliate to comply with Section 7.13. As used in this
Section: (1) "Party Affiliate" means (x) any Affiliate of a party or (y) any director, officer, trustee, employee, representative or agent of (i) any party or (ii) any Affiliate of any party and (2) "Affiliate" means (A) any natural person, corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert or person acting in a representative capacity (each a "Person") who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with any such Person, (B) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or (C) any other Person for which a Person described in clause (B) acts in any such capacity.

The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   EDGE PETROLEUM CORPORATION


                                   By:    /s/ Michael G. Long
                                          --------------------------------------
                                          Michael G. Long
                                          Senior Vice President and Chief
                                             Financial Officer



                                   EDGE DELAWARE SUB INC.


                                   By:    /s/ Michael G. Long
                                          --------------------------------------
                                          Michael G. Long
                                          President and Secretary



                                   MILLER EXPLORATION COMPANY


                                   By:    /s/ Kelly E. Miller
                                          --------------------------------------
                                          Kelly E. Miller
                                          President and Chief Executive Officer